SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant                     [X]
Filed by a party other than the registrant  [  ]

Check the appropriate box:
[ ] Preliminary proxy statement. [ ] Confidential,for use of the Commission only
[ ] Definitive proxy statement.      (as permitted by Rule 14a-6(e)(2))
[ ] Definitive additional materials.
[X] Soliciting material under rule 14a-12

                           Jurika & Voyles Fund Group
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

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(2)    Aggregate number of securities to which transaction applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)    Proposed maximum aggregate value of transaction:

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(5)    Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ]    Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount previously paid:

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(2)    Form, Schedule or Registration Statement No.:

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(3)    Filing Party:

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(4)    Date Filed:

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

                            JURIKA AND VOYLES FUNDS
                                TELEPHONE SCRIPT

INTRODUCTION

Hello, my name is __________. I'm calling from DF King & Co., Inc., on behalf of your investment in the Jurika and Voyles Funds. May I please speak with __________? (If shares are registered jointly, ask to speak with one of the shareholders; If shares are registered in the form of an entity, ask to speak with someone authorized to vote the shares).

The Funds mailed you proxy material concerning the upcoming meeting of shareholders, which is scheduled for November 16, 2001. I am calling to find out if you have received these materials. Do you have a moment?

Have you received the proxy materials in the mail?

         IF NOT, THEN HELP THE SHAREHOLDER OBTAIN THE MATERIAL HE REQUIRES. IF A NOBO, HE/SHE SHOULD CONTACT HIS/HER BROKER. IF REGISTERED, WE WILL SEND THE MATERIALS DIRECTLY. IN EITHER CASE, MAKE SURE THE ADDRESS IS CORRECT, MAKE ANY NECESSARY CORRECTIONS, AND CODE THE DISPOSITION AS "14" OR "15".

Are you familiar with the proposal?  Do you have any questions?

         TAKE TIME TO ANSWER ALL QUESTIONS CAREFULLY. DO NOT GIVE ADVICE. REMIND THE SHAREHOLDER THAT HIS/HER BOARD MEMBERS HAS RECOMMENDED THAT HE/SHE VOTE IN FAVOR OF THE PROPOSAL. MOST QUESTIONS CAN BE ADDRESSED BY REFERRING TO THE PROXY STATEMENT AND READING THE APPROPRIATE SECTIONS.

At your earliest convenience, please vote by signing and dating the proxy card you received, and returning it in the envelope provided. If you like, I can record your vote over the telephone right now. Okay?

         ALLOW THE PERSON TO GIVE YOU A RESPONSE. IF THE PERSON SAYS HE/SHE HAS ALREADY SENT IN THE PROXY, DO NOT ASK HOW HE/SHE VOTED.

Here is how we will proceed. I will record this phone call. I will ask you for your name, your address and the last 4 digits of your social security number (or Tax Identification Number if shares are registered to an entity). Finally, I will ask how many shares you own (answer optional) and confirm that you have received the proxy materials. Then I will take your vote. Within 72 hours, you will be mailed a letter confirming your vote, which will tell you how to make any changes you wish. Are you ready?

BEGIN THE VOTE

At this time, I'll begin recording the call. First, I'll reintroduce myself. My name is __________, calling from DF King & Co on behalf of the Jurika and Voyles Funds. Today's date is __________ and the time is __________.

May I please have your full name? If shareholder is an entity, may I please have your title? Can you confirm that you are authorized to direct the voting of your Jurika and Voyles Funds shares?

May I please have your address?

May I have the last 4 digits of your social security number? (If shareholder is an entity, ask for Tax Identification Number)

         INPUT THE LAST 4 DIGITS OF THE SSN. YOU MAY NOT PROCEED WITHOUT THIS INFORMATION. IF THE SHAREHOLDER REFUSES TO GIVE THIS INFORMATION, EXPLAIN THAT IT IS FOR SECURITY PURPOSES ONLY, TO ASSURE THAT ONLY THE PROPER PERSON CAN VOTE HIS SHARES. HOWEVER, IF THE SHAREHOLDER CONTINUES TO RESIST, YOU HAVE NO CHOICE BUT TO POLITELY END THE CALL.

Have you received the proxy materials?

ACTUAL VOTING

The Board of Trustees is asking you to consider the proposal which they have reviewed carefully. They recommend that you vote in favor of the proposal. Would you like to vote in favor of the proposal as recommended by your Board?

IF YOU ARE REQUIRED TO READ THE PROPOSAL, END BY SAYING, "YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR. HOW WOULD YOU LIKE TO VOTE?" THE VALID RESPONSES ARE

                                F = FOR PROPOSAL.
                                A = AGAINST PROPOSAL.
                                B = ABSTAIN.

CLOSING

I have recorded your vote. You have voted __________. Is that correct? As your voting agent I will execute a written proxy in accordance with your instructions and forward it onto the fund.

In the next 72 hours, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter. Thank you for your time.

                             JURIKA AND VOYLES FUNDS


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                            ANSWERING MACHINE MESSAGE
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Hello, this is _______ calling on behalf of the JURIKA AND VOYLES FUNDS. You should have received material in the mail concerning the combined SPECIAL SHAREHOLDERS MEETING scheduled to be held on NOVEMBER 16, 2001.

At your earliest convenience, please sign, date, and return the proxy card in the envelope provided. If you have any questions, need proxy material or would like to vote by telephone, please call 1-800-290-6424.

Thank you for your consideration.